UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(513) 579-7780
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paula A. Price, Executive Vice President and Chief Financial Officer of Macy’s, Inc. (the “Company”), has given the Company notice that she will voluntarily depart from the Company, effective as of May 31, 2020. The Company has initiated a search for a new Chief Financial Officer to replace Ms. Price. To ensure a smooth transition, the Company has entered into a six-month advisory agreement with Ms. Price commencing on June 1, 2020. Pursuant to the terms of the advisory agreement, and for her advisory services, Ms. Price will receive $510,000 in advisory fees, broken into six monthly payments. Paid amounts under the advisory agreement are contingent on the execution of a release of claims in favor of the Company, and will be subject to any applicable tax withholding. Ms. Price will also not repay to the Company any portion of any relocation payments or benefits that the Company has provided to her.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1	Advisory Agreement, dated as of April 6, 2020, by and between Macy’s, Inc. and Paula A. Price
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary